Exhibit 99.1

UNIFI®, Makers of REPREVE®, Announces Third Quarter Fiscal 2024 Results

Recently implemented Profitability Improvement Plan enhances financial performance during the third quarter

Business remains well positioned for apparel demand recovery

GREENSBORO, N.C., May 8, 2024 – Unifi, Inc. (NYSE: UFI) (together with its consolidated subsidiaries, “UNIFI”), makers of REPREVE and one of the world’s leading innovators in recycled and synthetic yarns, today released operating results for the third fiscal quarter ended March 31, 2024.

Third Quarter Fiscal 2024 Overview

•
Net sales were $149.0 million, an increase of 9% from the second quarter of fiscal 2024, driven by higher sales volumes.
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Revenues from REPREVE Fiber products were $46.8 million and represented 31% of net sales.
•
Gross profit was $4.8 million and gross margin was 3.2%, representing a sequential-quarter improvement through existing cost-saving initiatives and increased productivity.
•
Net loss was $10.3 million, or $0.57 per share, compared to a net loss of $19.8 million, or $1.10 per share, for the previous quarter.
•
Adjusted EBITDA* was ($0.8) million, compared to ($5.5) million for the previous quarter; and Adjusted Net Loss* was $10.3 million, compared to $14.7 million.
•
Published “Sustainability Snapshot” and related goals, which included new initiatives to transform the equivalent of 1.5 billion t-shirts worth of textile and yarn waste by fiscal 2030.

Eddie Ingle, Chief Executive Officer of Unifi, Inc., stated, “Our top-line results exhibit substantial improvement over the previous quarter and we delivered our second consecutive quarter of sequential gross profit improvement, giving us confidence that the apparel inventory destocking period reached a bottom and demand is beginning to return to more normalized levels. To help sustain this momentum, we continue to execute our recently implemented Profitability Improvement Plan, which has helped lower our expenses and improve operational efficiencies. We are encouraged by the initial successes of our Plan, such as our ability to gain additional market share from our competitors in many of the key markets that we currently operate, which will help drive meaningful increases in volume for UNIFI over the next several quarters. We remain focused on diligently managing our operations, maintaining a healthy balance sheet, supporting future growth and the opportunity to expand our beyond apparel initiatives, and increasing our REPREVE Fiber business.”

Third Quarter Fiscal 2024 Compared to Third Quarter Fiscal 2023

Net sales decreased to $149.0 million from $156.7 million, primarily due to lower average selling prices associated with sales mix changes and lower raw material costs, particularly in the Americas Segment, which offset higher sales volumes for each segment. Competitive market share gains helped secure additional sales volumes in both the Americas Segment and the Brazil Segment.

Gross profit was $4.8 million compared to $9.7 million. Americas Segment profitability decreased by $6.7 million, primarily due to the timing and extent of comparable holiday shutdown periods. Brazil Segment gross profit improved by $1.5 million, primarily due to pricing and volume gains. Asia Segment gross profit improved slightly.

Operating loss was $6.9 million compared to $2.7 million, following the decrease in gross profit. Net loss was $10.3 million compared to $5.2 million. Adjusted EPS* was ($0.57) and Adjusted EBITDA* was ($0.8) million, compared to ($0.25) and $5.0 million, respectively.

Fourth Quarter Fiscal 2024 Outlook

UNIFI expects the following fourth quarter fiscal 2024 results:

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Net sales between $160.0 million and $165.0 million;
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Adjusted EBITDA** between $4.0 million and $6.0 million;
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Capital expenditures between $4.0 million and $5.0 million; and
•
Continued volatility in the effective tax rate.

Ingle concluded, “As the benefits from our cost reset and commercial improvements continue to materialize, we anticipate that we will see improved quarterly net sales and earnings results on a sequential basis. We remain confident in our position as the partner of choice to brands and customers across the globe. As we look ahead to the fourth quarter and fiscal 2025, we will continue to implement cost-saving measures and invest in areas of our business that we believe will not only drive growth for UNIFI, but also deliver value for our stakeholders.”

* Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS are non-GAAP financial measures. The schedules included in this press release reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure.

** Guidance provided is a non-GAAP figure presented on an adjusted basis. For further details, see the non-GAAP financial measures information presented in the schedules included in this press release.

Third Quarter Fiscal 2024 Earnings Conference Call

UNIFI will provide additional commentary regarding its third quarter fiscal 2024 results and other developments during its earnings conference call on May 9, 2024, at 9:00 a.m., Eastern Time. The call can be accessed via a live audio webcast on UNIFI’s website at http://investor.unifi.com. Additional supporting materials and information related to the call will also be available on UNIFI’s website.

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About UNIFI

Unifi, Inc. (NYSE: UFI) is a global textile solutions provider and one of the world's leading innovators in manufacturing synthetic and recycled performance fibers. Through REPREVE, one of UNIFI's proprietary technologies and the global leader in branded recycled performance fibers, UNIFI has transformed more than 40 billion plastic bottles into recycled fiber for new apparel, footwear, home goods, and other consumer products. UNIFI continually innovates technologies to meet consumer needs in moisture management, thermal regulation, antimicrobial protection, UV protection, stretch, water resistance, and enhanced softness. UNIFI collaborates with many of the world's most influential brands in the sports apparel, fashion, home, automotive, and other industries. For more information about UNIFI, visit www.unifi.com.

Contact information:

Josh Carroll or Darren Yeun

Alpha IR Group

312-445-2870

UFI@alpha-ir.com

Financial Statements, Business Segment Information and Reconciliations of Reported Results to Adjusted Results to Follow

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	March 31, 2024	April 2, 2023	March 31, 2024	April 2, 2023
Net sales	$148,996	$156,738	$424,757	$472,469
Cost of sales	144,232	147,085	418,932	464,253
Gross profit	4,764	9,653	5,825	8,216
Selling, general and administrative expenses	11,372	12,063	35,389	35,584
Provision (benefit) for bad debts	179	(56)	1,259	(38)
Restructuring costs	—	—	5,101	—
Other operating expense (income), net	139	324	674	(139)
Operating loss	(6,926)	(2,678)	(36,598)	(27,191)
Interest income	(432)	(554)	(1,710)	(1,615)
Interest expense	2,407	2,073	7,505	5,209
Equity in loss (earnings) of unconsolidated affiliates	604	(158)	311	(539)
Loss before income taxes	(9,505)	(4,039)	(42,704)	(30,246)
Provision for income taxes	790	1,145	707	809
Net loss	$(10,295)	$(5,184)	$(43,411)	$(31,055)

Net loss per common share:
Basic	$(0.57)	$(0.29)	$(2.40)	$(1.72)
Diluted	$(0.57)	$(0.29)	$(2.40)	$(1.72)

Weighted average common shares outstanding:
Basic	18,169	18,052	18,121	18,029
Diluted	18,169	18,052	18,121	18,029

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 31, 2024	July 2, 2023
ASSETS
Cash and cash equivalents	$27,662	$46,960
Receivables, net	78,931	83,725
Inventories	134,125	150,810
Income taxes receivable	2,002	238
Other current assets	9,460	12,327
Total current assets	252,180	294,060
Property, plant and equipment, net	204,795	218,521
Operating lease assets	7,500	7,791
Deferred income taxes	4,741	3,939
Other non-current assets	13,402	14,508
Total assets	$482,618	$538,819

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$42,343	$44,455
Income taxes payable	1,883	789
Current operating lease liabilities	1,956	1,813
Current portion of long-term debt	12,368	12,006
Other current liabilities	19,173	12,932
Total current liabilities	77,723	71,995
Long-term debt	116,058	128,604
Non-current operating lease liabilities	5,683	6,146
Deferred income taxes	1,906	3,364
Other long-term liabilities	3,439	5,100
Total liabilities	204,809	215,209

Commitments and contingencies

Common stock	1,825	1,808
Capital in excess of par value	70,675	68,901
Retained earnings	263,381	306,792
Accumulated other comprehensive loss	(58,072)	(53,891)
Total shareholders’ equity	277,809	323,610
Total liabilities and shareholders’ equity	$482,618	$538,819

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Nine Months Ended
	March 31, 2024	April 2, 2023
Cash and cash equivalents at beginning of period	$46,960	$53,290
Operating activities:
Net loss	(43,411)	(31,055)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in loss (earnings) of unconsolidated affiliates	311	(539)
Distribution received from unconsolidated affiliate	1,000	—
Depreciation and amortization expense	20,780	20,388
Non-cash compensation expense	1,798	2,791
Recovery of income taxes	—	(3,799)
Deferred income taxes	(2,403)	(1,199)
Other, net	(93)	252
Changes in assets and liabilities	23,178	21,510
Net cash provided by operating activities	1,160	8,349

Investing activities:
Capital expenditures	(8,566)	(32,461)
Other, net	490	(193)
Net cash used by investing activities	(8,076)	(32,654)

Financing activities:
Proceeds from long-term debt	109,700	148,933
Payments on long-term debt	(121,930)	(127,213)
Other, net	(6)	(683)
Net cash (used) provided by financing activities	(12,236)	21,037

Effect of exchange rate changes on cash and cash equivalents	(146)	(316)
Net decrease in cash and cash equivalents	(19,298)	(3,584)
Cash and cash equivalents at end of period	$27,662	$49,706

BUSINESS SEGMENT INFORMATION

(Unaudited)

(In thousands)

Net sales and gross profit details for each reportable segment of UNIFI are as follows:

	For the Three Months Ended		For the Nine Months Ended
	March 31, 2024	April 2, 2023	March 31, 2024	April 2, 2023
Americas	$91,130	$101,946	$253,252	$294,832
Brazil	29,573	27,380	85,543	91,946
Asia	28,293	27,412	85,962	85,691
Consolidated net sales	$148,996	$156,738	$424,757	$472,469

	For the Three Months Ended		For the Nine Months Ended
	March 31, 2024	April 2, 2023	March 31, 2024	April 2, 2023
Americas	$(3,514)	$3,158	$(17,632)	$(14,795)
Brazil	3,837	2,382	9,143	10,499
Asia	4,441	4,113	14,314	12,512
Consolidated gross profit	$4,764	$9,653	$5,825	$8,216

RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS

(Unaudited)

(In thousands)

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)

The reconciliations of the amounts reported under U.S. generally accepted accounting principles (“GAAP”) for Net loss to EBITDA and Adjusted EBITDA are set forth below.

	For the Three Months Ended		For the Nine Months Ended
	March 31, 2024	April 2, 2023	March 31, 2024	April 2, 2023
Net loss	$(10,295)	$(5,184)	$(43,411)	$(31,055)
Interest expense, net	1,975	1,519	5,795	3,594
Provision for income taxes	790	1,145	707	809
Depreciation and amortization expense (1)	6,753	6,871	20,663	20,261
EBITDA	(777)	4,351	(16,246)	(6,391)

Loss on joint venture dissolution (2)	—	—	2,750	—
Severance (3)	—	—	2,351	—
Contract modification costs (4)	—	623	—	623
Adjusted EBITDA	$(777)	$4,974	$(11,145)	$(5,768)

(1)
Within this reconciliation, depreciation and amortization expense excludes the amortization of debt issuance costs, which are reflected in interest expense, net. Within the condensed consolidated statements of cash flows, amortization of debt issuance costs is reflected in depreciation and amortization expense.
(2)
In the second quarter of fiscal 2024, UNIFI recorded a loss of $2,750 related to the dissolution of a joint venture.
(3)
In the second quarter of fiscal 2024, UNIFI incurred certain severance costs in connection with overall cost reduction efforts in the U.S.
(4)
In the third quarter of fiscal 2023, UNIFI amended certain existing contracts related to future purchases of texturing machinery by delaying the scheduled receipt and installation of such equipment in the U.S. and El Salvador for 18 months. UNIFI paid the associated vendor $623 to facilitate the 18-month delay.

Adjusted Net Loss and Adjusted EPS (Non-GAAP Financial Measures)

The tables below set forth reconciliations of (i) loss before income taxes (“Pre-tax Loss”), provision for income taxes (“Tax Impact”), and net loss (“Net Loss”) to Adjusted Net Loss and (ii) Diluted Earnings Per Share (“Diluted EPS”) to Adjusted EPS. Rounding may impact certain of the below calculations.

	For the Three Months Ended March 31, 2024				For the Three Months Ended April 2, 2023
	Pre-tax Loss	Tax Impact	Net Loss	Diluted EPS	Pre-tax Loss	Tax Impact	Net Loss	Diluted EPS
GAAP results	$(9,505)	$(790)	$(10,295)	$(0.57)	$(4,039)	$(1,145)	$(5,184)	$(0.29)
Contract modification costs (1)	—	—	—	—	623	—	623	0.04
Adjusted results	$(9,505)	$(790)	$(10,295)	$(0.57)	$(3,416)	$(1,145)	$(4,561)	$(0.25)

Weighted average common shares outstanding				18,169				18,052

	For the Nine Months Ended March 31, 2024				For the Nine Months Ended April 2, 2023
	Pre-tax Loss	Tax Impact	Net Loss	Diluted EPS	Pre-tax Loss	Tax Impact	Net Loss	Diluted EPS
GAAP results	$(42,704)	$(707)	$(43,411)	$(2.40)	$(30,246)	$(809)	$(31,055)	$(1.72)
Loss on joint venture dissolution (2)	2,750	—	2,750	0.16	—	—	—	—
Severance (3)	2,351	—	2,351	0.13	—	—	—	—
Contract modification costs (1)	—	—	—	—	623	—	623	0.03
Recovery of income taxes (4)	—	—	—	—	—	(3,799)	(3,799)	(0.21)
Adjusted results	$(37,603)	$(707)	$(38,310)	$(2.11)	$(29,623)	$(4,608)	$(34,231)	$(1.90)

Weighted average common shares outstanding				18,121				18,029

(1)
In the third quarter of fiscal 2023, UNIFI amended certain existing contracts related to future purchases of texturing machinery by delaying the scheduled receipt and installation of such equipment in the U.S. and El Salvador for 18 months. UNIFI paid the associated vendor $623 to facilitate the 18-month delay. The associated tax impact was estimated to be $0 due to (i) a valuation allowance against net operating losses in the U.S. and (ii) UNIFI's effective tax rate in El Salvador.
(2)
In the second quarter of fiscal 2024, UNIFI recorded a loss of $2,750 related to the dissolution of a joint venture.
(3)
In the second quarter of fiscal 2024, UNIFI incurred certain severance costs in connection with overall cost reduction efforts in the U.S.
(4)
In the second quarter of fiscal 2023, UNIFI recorded a recovery of income taxes in connection with filing amended tax returns in Brazil relating to certain income taxes paid in prior fiscal years.

Net Debt (Non-GAAP Financial Measure)

Reconciliations of Net Debt are as follows:

	March 31, 2024	July 2, 2023
Long-term debt	$116,058	$128,604
Current portion of long-term debt	12,368	12,006
Unamortized debt issuance costs	244	289
Debt principal	128,670	140,899
Less: cash and cash equivalents	27,662	46,960
Net Debt	$101,008	$93,939

Cash and cash equivalents

At March 31, 2024 and July 2, 2023, UNIFI’s foreign operations held nearly all consolidated cash and cash equivalents.

REPREVE Fiber

REPREVE Fiber represents UNIFI’s collection of fiber products on its recycled platform, with or without added technologies.

Non-GAAP Financial Measures

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with GAAP. These non-GAAP financial measures include Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net (Loss) Income, Adjusted EPS, and Net Debt (together, the “non-GAAP financial measures”).

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EBITDA represents Net (loss) income before net interest expense, income tax expense, and depreciation and amortization expense.
•
Adjusted EBITDA represents EBITDA adjusted to exclude, from time to time, certain adjustments necessary to understand and compare the underlying results of UNIFI.
•
Adjusted Net (Loss) Income represents Net (loss) income calculated under GAAP adjusted to exclude certain amounts. Management believes the excluded amounts do not reflect the ongoing operations and performance of UNIFI and/or exclusion may be necessary to understand and compare the underlying results of UNIFI.
•
Adjusted EPS represents Adjusted Net (Loss) Income divided by UNIFI’s weighted average common shares outstanding.
•
Net Debt represents debt principal less cash and cash equivalents.

The non-GAAP financial measures are not determined in accordance with GAAP and should not be considered a substitute for performance measures determined in accordance with GAAP. The calculations of the non-GAAP financial measures are subjective, based on management’s belief as to which items should be included or excluded in order to provide the most reasonable and comparable view of the underlying operating performance of the business. We may, from time to time, modify the amounts used to determine our non-GAAP financial measures.

We believe that these non-GAAP financial measures better reflect UNIFI’s underlying operations and performance and that their use, as operating performance measures, provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies.

This press release also includes certain forward-looking information that is not presented in accordance with GAAP. Management believes that a quantitative reconciliation of such forward-looking information to the most directly comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts because a reconciliation of these non-GAAP financial measures would require UNIFI to predict the timing and likelihood of potential future events such as restructurings, M&A activity, contract modifications, and other infrequent or unusual gains and losses. Neither the timing or likelihood of these events, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of such forward-looking information to the most directly comparable GAAP financial measure is not provided.

Management uses Adjusted EBITDA (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures, and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is a key performance metric utilized in the determination of variable compensation. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because it serves as a high-level proxy for cash generated from operations.

Management uses Adjusted Net (Loss) Income and Adjusted EPS (i) as measurements of net operating performance because they assist us in comparing such performance on a consistent basis, as they remove the impact of (a) items that we would not expect to occur as a part of our normal business on a regular basis and (b) components of the provision for income taxes that we would not expect to occur as a part of our underlying taxable operations; (ii) for planning purposes, including the preparation of our annual operating budget; and (iii) as measures in determining the value of other acquisitions and dispositions.

Management uses Net Debt as a liquidity and leverage metric to determine how much debt would remain if all cash and cash equivalents were used to pay down debt principal.

In evaluating non-GAAP financial measures, investors should be aware that, in the future, we may incur expenses similar to the adjustments included herein. Our presentation of non-GAAP financial measures should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. Each of our non-GAAP financial measures has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of our results or liquidity measures as reported under GAAP. Some of these limitations are (i) it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; (ii) it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations; (iii) it does not reflect changes in, or cash requirements for, our working capital needs; (iv) it does not reflect the cash requirements necessary to make payments on our debt; (v) it does not reflect our future requirements for capital expenditures or contractual commitments; (vi) it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and (vii) other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, these non-GAAP financial measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. Investors should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain “forward-looking statements” within the meaning of federal securities laws about the financial condition and results of operations of UNIFI that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management. An example of such forward-looking statements include, among others, guidance pertaining to our financial outlook. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “plan,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements. These statements are not statements of historical fact, and they involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to: the competitive nature of the textile industry and the impact of global competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing, and pricing of raw materials; general domestic and international economic and industry conditions in markets where UNIFI competes, including economic and political factors over which UNIFI has no control; changes in consumer spending, customer preferences, fashion trends, and end-uses for UNIFI's products; the financial condition of UNIFI’s customers; the loss of a significant customer or brand partner; natural disasters, industrial accidents, power or water shortages, extreme weather conditions, and other disruptions at one of our facilities; the disruption of operations, global demand, or financial performance as a result of catastrophic or extraordinary events, including, but not limited to, epidemics or pandemics; the success of UNIFI’s strategic business initiatives; the volatility of financial and credit markets, including the impacts of counterparty risk (e.g., deposit concentration and recent depositor sentiment and activity); the ability to service indebtedness and fund capital expenditures and strategic business initiatives; the availability of and access to credit on reasonable terms; changes in foreign currency exchange, interest, and inflation rates; fluctuations in production costs; the ability to protect intellectual property; the strength and reputation of our brands; employee relations; the ability to attract, retain, and motivate key employees; the impact of climate change or environmental, health, and safety regulations; and the impact of tax laws, the judicial or administrative interpretations of tax laws, and/or changes in such laws or interpretations.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on UNIFI. Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities laws. The above and other risks and uncertainties are described in UNIFI’s most recent Annual Report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by UNIFI with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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